UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 15, 2011
MedQuist Holdings Inc.
(Exact name of registrant as specified in charter)

Delaware	001-35069	98-0676666
(State of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)
9009 Carothers Parkway,
Franklin, Tennessee 37067
(Address of principal executive offices) (Zip Code)
(866) 295-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
On March 15, 2011, MedQuist Holdings Inc. issued to S.A.C. PEI CB Investment II, LLC 769,561 shares of MedQuist Holdings’ common stock as final payment under the Consulting Services Agreement with S.A.C. PEI CB Investment II, LLC and Lehman Brothers Commercial Corporation Asia Limited, dated August 19, 2008. These shares were issued under Section 4(2) of the Securities Act of 1933, as amended.
Item 8.01 Other Events.
At 5:00 p.m., New York City time, on March 11, 2011, MedQuist Holdings’ exchange offer for shares of MedQuist Inc. common stock expired. Based on information from the exchange agent, a total of 5,452,402 shares of MedQuist Inc. common stock were validly tendered for exchange and not withdrawn. MedQuist Holdings has accepted all such shares of MedQuist Inc. common stock in exchange for 5,452,402 shares of MedQuist Holdings common stock, reflecting an exchange ratio of one MedQuist Holdings share for each MedQuist Inc. share. Together with the shares of MedQuist Inc. that MedQuist Holdings already owns, after acceptance of the MedQuist Inc. shares tendered for exchange, MedQuist Holdings owns 36,324,647 shares of MedQuist Inc. common stock, or approximately 97% of the issued and outstanding shares of MedQuist Inc. common stock.
As previously announced, pursuant to a memorandum of understanding with respect to settling previously disclosed litigation in respect of the Exchange Offer, MedQuist Holdings has agreed that if, as a result of the exchange offer, it obtained ownership of at least 90% of the outstanding common stock of MedQuist Inc., MedQuist Holdings would conduct a short-form merger under applicable law to acquire the remaining shares of MedQuist Inc. common stock that it does not own at the same exchange ratio applicable under the exchange offer. The settlement and dismissal of the shareholder litigation are conditioned upon, among other things, execution of a final settlement stipulation and receipt of court approval, which have not yet occurred.
A copy of the press release announcing the completion of the exchange offer is attached hereto as Exhibit 99.1 and is incorporated herein by reference into this Item 8.01.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release, dated March 15, 2011, announcing the completion of the exchange offer.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MedQuist Holdings Inc.
Date: March 16, 2011	By:	/s/ ANTHONY JAMES
Anthony James
Chief Financial Officer

     Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Press Release, dated March 15, 2011, announcing the completion of the exchange offer.